Exhibit 99.2

AMENDMENT TO THE THIRD
AMENDED AND RESTATED
ADVISORY SERVICES AGREEMENT

THIS AMENDMENT TO THE THIRD AMENDED AND RESTATED ADVISORY SERVICES AGREEMENT (“Amendment”), effective as of December 31, 2007, by and between American Mortgage Acceptance Company, a Massachusetts real estate investment trust (the “Trust”) and Centerline/AMAC Manager Inc., a Delaware corporation (the “Advisor”).

WHEREAS, the Trust and the Advisor originally entered into an Advisory Services Agreement dated as of March 29, 1993, which agreement was amended and restated pursuant to an Amended and Restated Advisory Services Agreement effective as of April 6, 1999, as amended on November 29, 2001, February 8, 2002, November 12, 2003 and June 9, 2004, and as amended and restated pursuant to a Second Amended and Restated Advisory Services Agreement effective as of March 28, 2006, as amended on July 26, 2006, and as further amended and restated pursuant to the Third Amended and Restated Advisory Services Agreement effective as of March 19, 2007 (collectively, as so amended and amended and restated, the “Advisory Services Agreement”), pursuant to which, among other matters, the Advisor is entitled to receive an asset management fee (the “Asset Management Fee”), pursuant to Section 11 of the Agreement and reimbursement for expenses, pursuant to Section 15(b);

WHEREAS, the Trust and the Advisor desire to amend the Agreement in accordance with the terms of this Amendment in order to revise the calculation of the Asset Management Fee and the expense reimbursement structure; and

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the Trust and the Advisor agree as follows:

1.	Amendment to Section 10(j). Section 10 (j) of the Agreement is hereby deleted and replaced in its entirety by the following:

(j)           "Company Equity" means, for purposes of calculating the Asset Management Fee, for any month the sum of the net proceeds from any issuance of the Company’s Common Shares, after deducting any underwriting discounts and commissions and other expenses and costs relating to the issuance, plus (or minus) the Company’s retained earnings (or deficit) at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods and modified to exclude unrealized losses recognized in earnings that result from changes in market values of securities classified as available-for-sale), which amount shall be reduced by any amount that the Company pays for repurchases of Common Shares; provided, that the foregoing calculation of Company Equity shall be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between Advisor and the Independent Trustees and approval by a majority of the Independent Trustees in the case of non-cash charges.

2.	Amendment to Section 15(b). Section 15(b) of the Agreement is hereby deleted and replaced in its entirety by the following:

(b) Reimbursement of Advisor.  The Company shall pay the Advisor an expense reimbursement payment for each fiscal quarter in an amount equal to $400,000 (the “Expense Reimbursement Payment”).  In consideration of the Expense Reimbursement Payment, the Advisor shall bear all of its expenses incurred in connection with the performance of its obligations under this Agreement.  The Company shall pay the Expense Reimbursement Payment on each of the following dates:  March 31, June 30, September 30 and December 31.

3.	Amendment to Section 16. Section 16 of the Agreement is hereby deleted and replaced in its entirety by the following:

Section 16.  Intentionally deleted.

2.           No Further Amendments. Except as specifically amended by this Amendment, all of the terms, covenants and conditions of the Agreement shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

3.           Governing Law. This Amendment shall be governed by and construed in accordance with the laws of New York, without giving effect to the conflict of laws principles thereof.

4.           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date first written above.  At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first above written.

AMERICAN MORTGAGE ACCEPTANCE COMPANY

By:	/s/ Robert L. Levy
	Name:	Robert L. Levy
	Title:	Chief Financial Officer

CENTERLINE/AMAC MANAGER INC.

By:	/s/ Marc D. Schnitzer
	Name:	Marc D. Schnitzer
	Title:	Vice President

[Signature Page to Amendment]